                          SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of
                    the Securities Exchange Act of 1934

Filed by Registrant [X]

Filed by a party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement    [ ]  Confidential, for Use of
                                            the Commission Only
                                    (as permitted by Rule 14a-6(e)(2))

[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                                 RADIUS INC.
          --------------------------------------------------------
              (Name of Registrant as Specified In Its Charter)


          --------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[ ]  Fee computed on table below per Exchange Act Rules 14a6(i)(4) and 0-11

     1) Title of each class of securities to which transaction applies:

        ------------------------------------------------

     2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------

     4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------

     5) Total fee paid:

        ------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

        ------------------------------------------------
     2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------
     3) Filing Party:

        ------------------------------------------------
     4) Date Filed:

        ------------------------------------------------

[RADIUS LOGO]



January XX, 1999



To Our Shareholders:

     You are cordially invited to attend the 1999 Annual Meeting of Shareholders of Radius Inc. to be held at Radius Inc.'s offices at 460 East Middlefield Road, Mountain View, California 94043 on Friday, February 26, 1999 at 11:00 a.m.

     The matters expected to be acted upon at the meeting are described in detail in the Notice of Annual Meeting of Shareholders and the Proxy Statement following this letter. Audited financial statements and certain other useful information are included in Appendix A to the Proxy Statement entitled "Additional Information for Shareholders."

     It is important that you use this opportunity to take part in the affairs of your company by voting on the business to come before the meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN AND
DATE THE ACCOMPANYING PROXY AND RETURN IT PRIOR TO THE MEETING IN THE ENCLOSED POSTAGE-PAID ENVELOPE. Returning the proxy does NOT prevent you from attending the meeting and voting your shares in person. Note that if your shares are not held in your name, however, you must bring a letter of authorization from the record holder confirming your beneficial ownership of the shares, if you intend to vote the shares at the meeting.

     We look forward to seeing you at the meeting.


                                       Sincerely,



                                       Mark Housley
                                       Chairman & CEO

                                 RADIUS INC.

                          460 EAST MIDDLEFIELD ROAD
                     MOUNTAIN VIEW, CALIFORNIA 94043-4037

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


To Our Shareholders:

     NOTICE IS HEREBY GIVEN that the 1999 Annual Meeting of Shareholders of Radius Inc. (the "Company") will be held at the offices of the Company at 460 East Middlefield Road, Mountain View, California 94043 on Friday, February 26, 1999 at 11:00 a.m. for the following purposes:

     1. To elect six directors of the Company to hold office until the next annual meeting of shareholders and until their respective successors have been elected and qualified or until their earlier resignation or removal. The Board of Directors intends to nominate the following individuals for election: Charles W. Berger; Michael D. Boich; Mark Housley; John C. Kirby, Henry V. Morgan, all currently serving as directors, and Stephen Manousos.

     2. To authorize an additional 137,500 shares of Common Stock for issuance under the Company's Stock Option Plan.

     3. To authorize an additional 137,500 shares of Common Stock for issuance under the Company's Stock Purchase Plan.

     4. To amend the Company's articles of incorporation to effectuate a name change.

     5. To ratify the appointment of Ernst & Young LLP as independent auditors for the Company for the current fiscal year.

     6. To transact such other business as may properly come before the meeting.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     Only shareholders of record at the close of business on December 28, 1998 are entitled to notice of and to vote at the meeting and any adjournment thereof.

     WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN AND DATE THE ACCOMPANYING PROXY AND RETURN IT PRIOR TO THE MEETING IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

                                       By Order of the Board of Directors



Mountain View, California              Henry V. ("Hank") Morgan
January XX, 1999                       Secretary

------------------------------------------------------------------------------
                                 RADIUS INC.

                               PROXY STATEMENT

                               JANUARY XX, 1999
------------------------------------------------------------------------------

                                   GENERAL

     The accompanying proxy is solicited on behalf of the Board of Directors of Radius Inc., a California corporation (the "Company"), for use at the 1999 Annual Meeting of Shareholders of the Company to be held at the principal executive offices of the Company at 460 East Middlefield Road, Mountain View, California 94043 on Friday, February 26, 1999 at 11:00 a.m. Pacific Time (the "Meeting"). Only holders of record of the Company's Common Stock on December 28, 1998 (the "Record Date") will be entitled to vote at the Meeting. On the Record Date, the Company had XX shares of Common Stock outstanding and entitled to vote at the Meeting. A majority, or XX of these shares represented in person or by proxy will constitute a quorum for the transaction of business at the Meeting. This Proxy Statement and the accompanying proxy were first mailed to shareholders on or about January XX, 1999.

     Holders of the Company's Common Stock are entitled to one vote for each share held as of the Record Date. Any person signing a proxy in the form accompanying this Proxy Statement has the power to revoke it prior to the Meeting or at the Meeting prior to the vote pursuant to the proxy. A proxy may be revoked by (i) a writing delivered to the Company stating that the proxy is revoked, (ii) a subsequent proxy executed by the person executing the prior proxy and presented at the Meeting, or (iii) attendance at the Meeting and voting in person. PLEASE NOTE, HOWEVER, THAT IF A SHAREHOLDER'S SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND THAT SHAREHOLDER WISHES TO VOTE AT THE MEETING, THE SHAREHOLDER MUST BRING TO THE MEETING A LETTER FROM THE BROKER, BANK OR OTHER NOMINEE CONFIRMING THAT SHAREHOLDER'S BENEFICIAL OWNERSHIP OF THE SHARES.

     In the event that sufficient votes in favor of the proposals are not received by the date of the Meeting, the proxyholder may propose one or more adjournments of the Meeting to permit further solicitations of proxies. Any such adjournment would require the affirmative vote of the majority of the shares present in person or represented by proxy at the Meeting.

     The expenses of soliciting proxies in the form accompanying this Proxy Statement will be paid by the Company. Following the original mailing of the proxies and other soliciting materials, the Company and/or its agents may also solicit proxies by mail, telephone, facsimile or in person. The Company has retained Skinner & Co., a proxy solicitation firm, and will pay Skinner & Co. a fee of approximately $3,500, plus expenses estimated at $3,500. In addition, the Company will request brokers, custodians, nominees and other record holders of the Company's Common Stock to forward copies of the proxy and other soliciting materials to persons for whom they hold shares of Common Stock and to request authority for the exercise of proxies. In such cases, the Company, upon the request of the record holders, will reimburse such holders for their reasonable expenses.

                               PROPOSAL NO. 1
                            ELECTION OF DIRECTORS

     At the Meeting, shareholders will elect a board of six directors to hold office until the next annual meeting of shareholders and until their respective successors have been elected and qualified or until their earlier resignation or removal. Shares represented by a proxy returned to the Company will be voted for the election of the nominees set forth below unless the proxy is marked in such a manner as to withhold authority to so vote. If any nominee for any reason is unable to serve or for good cause will not serve, the proxies may be voted for such substitute nominee as the proxy holder may determine. The Company is not aware of any nominee who will be unable to, or for good cause will not, serve as a director. Directors are elected by the affirmative vote of a plurality of the shares of Common Stock represented in person or by proxy and voting at the Meeting. Abstentions will have no effect. Broker non-votes will be disregarded. All nominees, except Mr. Manousos, currently serve on the Company's Board of Directors (the "Board").

DIRECTORS/NOMINEES

The names of the nominees, and certain information about them (including their respective terms of service), are set forth below:

                                                                      Director
Name of Nominee              Age    Principal Occupation               Since
---------------              ---    --------------------              --------
Charles W. Berger (1) (2)    45     Chairman of the Board and Chief     1993
                                    Executive Officer of Imgis, Inc.

Michael D. Boich  (2)        45     President and Chief Executive       1986
                                    Officer of Rendition, Inc.

Mark Housley                 42     Chairman, President and Chief
                                    Executive Officer of the Company    1997

John C. ("Jack") Kirby (1)   54     Executive Vice President of         1997
                                    KH Consulting Group

Henry V. ("Hank") Morgan     59     Chief Financial Officer and         1998
                                    Senior Vice President of
                                    Redcreek Communications, Inc.

Stephen Manousos             48     Chief Executive Officer and         n/a
                                    Director of Post Digital
                                    Software, Inc.

(1)  Member of the Audit Committee
(2)  Member of the Compensation Committee

     MR. BERGER was appointed President, Chief Executive Officer and a director of the Company in March 1993 and Chairman of the Board of Directors in March 1994. He resigned as CEO in July 1997 and as Chairman in December 1997. He is currently President and CEO of Imgis, Inc., an Internet advertising company. He is also on the board of directors of Splash Technology Holdings, Inc., a publicly traded company which was organized around the Company's color server group in January 1996. From April 1992 until he joined the Company, Mr. Berger was Senior Vice President, Worldwide Sales, Operations and Support for Claris Corporation, a subsidiary of Apple Computer, Inc. ("Apple") that develops and markets application software.
From February 1991 to April 1992, he was President of Sun Microsystems Federal, Inc., a subsidiary of Sun Microsystems, Inc. ("Sun"), a manufacturer of computer work stations. From July 1989 to February 1991, he served as Vice President of Business Development for Sun, and from March 1989 to July 1989, he was Sun's Vice President of Product Marketing. From April 1982 to March 1989, Mr. Berger held numerous executive positions involving sales, marketing, business development and finance for Apple.

     MR. BOICH has been a director of the Company since its inception in May 1986 and was the Chairman of the Board of Directors from April 1991 until March 1994. Mr. Boich has been President and Chief Executive Officer of Rendition, Inc., a developer of graphics chips, since March 1994. Mr. Boich served as the Company's President and Chief Executive Officer from its inception until April 1991 and again assumed these positions from September 1992 through February 1993. From July 1985 to April 1986, Mr. Boich worked as an independent data communications consultant. From March 1982 to July 1985, Mr. Boich was employed by Apple, where he was part of the original Macintosh development team and was responsible for applications software acquisitions and promoting third-party software development for the Macintosh.

     MR. HOUSLEY has been President and Chief Operating Officer of the
Company since January 1997, CEO since August 1997 and Chairman since December 1997. From March 1995 until October 1996, Mr. Housley was founder and Vice President of marketing of Spectrum Wireless, Inc., a manufacturer of wireless infrastructure products. From May 1992 until March 1995, Mr. Housley held various positions of responsibility for the Company and its predecessor SuperMac Technologies, Inc., including Vice President and General Manager of the Company's Color Publishing Division. From October 1990 until May 1992,
Mr. Housley was a Vice President for Siemens AG in Santa Clara, a multinational manufacturer of electronic equipment, directing product marketing and planning.

     MR. KIRBY has been a principal and Executive Vice President of KH Consulting Group since 1986. Mr. Kirby is responsible for this firm's reorganization and financial restructuring practice. In this capacity, Mr. Kirby has represented various debtors, secured parties, trade creditors and corporate buyers and frequently assumes a management role in the client.
From early 1995, Mr. Kirby was President and CEO of Cabrillo Crane & Rigging, Inc., a wholly owned subsidiary of Wells Fargo Bank, until its sale in late 1997. From 1992 until 1994, Mr. Kirby was Vice President and CFO of Everex Systems, Inc.

     MR. MORGAN joined the Company in February, 1997 as Chief Financial Officer and Senior Vice President, Finance and Administration. He resigned from these positions in September 1998 in order to assume his current duties at Redcreek Communications, Inc., an Internet start up company. He remained Secretary to the Company and was appointed to the Board of Directors in October 1998. During 1995 and 1996, Mr. Morgan was Executive Vice President and Chief Financial Officer of Connect, Inc. of Mountain View, California, an Internet-based interactive commerce applications software company. From 1989 through 1994, Mr. Morgan was Executive Vice President and Chief Financial Officer of Logitech International, S.A., a computer mouse manufacturer.

     MR. MANOUSOS co-founded and has served as Chief Executive Officer and Director of Post Digital Software, Inc. since June 1996. Post Digital is an electronic prepress and digital printing company dedicated to creating and marketing powerful, professional video applications. Currently, Post Digital operations are being wound down. From April 1991 until June 1996, Mr. Manousos co-founded and served as Vice President of Sales and Marketing, and later Vice President of Sales at Fractal Design Corporation, and was a member of its Board of Directors until the company was acquired by MetaTools in May 1997. While at Fractal, Manousos managed the sales and marketing teams and was responsible for the company's product packaging. Prior to Fractal, Mr. Manousos spent 17 years in newspaper editing and writing, including a stint as an editor on the national desk of the Los Angeles Times.

THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE NOMINEES.

BOARD OF DIRECTORS' MEETINGS AND COMMITTEES

     Standing committees of the Board include an Audit Committee and a Compensation Committee. The Board does not have a nominating committee or a committee performing a similar function.

     Messrs. Kirby and Berger are currently the members of the Audit Committee. The Audit Committee meets with the Company's independent auditors concerning the scope of their annual audit, the findings of the auditors with respect to the Company's accounting systems and controls, and other matters relating to the preparation of the Company's audited financial statements.
If re-elected, it is expected that Mr. Morgan will join the Audit Committee.

     Messrs. Boich and Berger are currently the members of the Company's Compensation Committee. The Compensation Committee considers all matters of executive compensation and makes recommendations to the Board regarding the compensation of the Company's executive officers and the establishment of employee benefit plans generally. The Compensation Committee also administers the Company's stock option plans and makes stock option awards to executive officers. If elected, it is expected that Mr. Manousos will join the Compensation Committee.

     During the year ended September 30, 1998, the Board met six times, the Audit Committee met four times, and the Compensation Committee met once.
None of the nominees for director attended fewer than 75% of the aggregate total number of meetings of the Board of Directors (held during the period for which he was a director) and the total number of meetings held by all committees of the Board of Directors on which he served (held during the period that he served).

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     None

COMPENSATION OF DIRECTORS

     Board members are reimbursed for expenses incurred in attending board or committee meetings. Except as described below, they are not otherwise compensated for attending board or committee meetings.

     The 1994 Directors Stock Option Plan (the "1994 Directors Plan") was adopted by the Company's Board on December 14, 1994 and approved by the Company's shareholders on February 15, 1995. A total of 19,000 shares of the Company's Common Stock have been reserved for issuance under the 1994 Directors Plan (consisting of 10,000 shares allocated to the 1994 Directors Plan at the time of its adoption by the Board plus 9,000 shares that were authorized for issuance, but not issued or subject to outstanding options, under the Company's 1990 Directors' Stock Option Plan (the "Prior Directors Plan") as of September 30, 1998). In addition, shares of the Company's Common Stock issuable upon exercise of outstanding stock options granted under the Prior Directors Plan that expire or become unexercisable for any reason after September 30, 1998 will be available for issuance under the 1994 Directors Plan. A total of 1,000 options are outstanding under the Prior Directors Plan. Upon the lapse of these options, the shares of Common Stock reserved for them will be transferred to the 1994 Directors Plan.

     The 1994 Directors Plan provides for the grant of 1,000 nonqualified stock options ("NQSOs") to non-employee members of the Board upon appointment to the Board and annual grants of 250 NQSOs on each anniversary of a director's initial grant under either the Prior Directors Plan or the 1994 Directors Plan, provided the Director continues to serve on the Board at such time. In addition, each director who received a grant to purchase 125 shares under the Prior Directors Plan after August 30, 1994 and before February 15, 1995 was eligible to receive a one time grant under the 1994 Directors Plan to purchase 125 shares of the Company's Common Stock. Although options granted prior to termination of the Prior Directors Plan remain outstanding in accordance with their terms, no further options may be granted under the Prior Directors Plan. During fiscal 1998, Messrs. Boich and Kirby each received an option to purchase 250 shares of Common Stock at an exercise price of $2.375 and $2.968 per share respectively; and Mr. Kirby also received an option to purchase 10,000 shares of Common Stock at an exercise price of $2.69 per share from the Company's 1995 Stock Option Plan.

     All director stock options were granted with an exercise price equal to the market price of the Company's Common Stock on the date of grant. All options granted have a term of ten years.

INDEMNIFICATION OF DIRECTORS AND EXECUTIVE OFFICERS AND LIMITATION OF LIABILITY

     The provisions of Section 317 of the California Corporations Code,
Article V of the Company's Articles of Incorporation and Article VI of the Company's Bylaws provide for indemnification to the fullest extent permitted by law for expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact that any person is or was a director, officer or employee of the Company. In addition, Article IV of the Company's Articles of Incorporation provides that the liability of the Company's directors shall be eliminated to the fullest extent permissible under the California Law.

     The Company has entered into Indemnity Agreements with each of its current directors to give such directors additional contractual assurances regarding the scope of the indemnification and liability limitations set forth in the Company's Articles of Incorporation and Bylaws.

     The Company currently carries a director and officer liability insurance policy with a per claim and annual aggregate coverage limit of $7.5 million.

                               PROPOSAL NO. 2
           AUTHORIZATION TO INCREASE THE NUMBER OF SHARES ISSUABLE
                    UNDER THE COMPANY'S STOCK OPTION PLAN

     The Board of Directors has approved and recommends to the shareholders that they approve an amendment to the Company's 1995 Stock Option Plan (the "Option Plan") to increase the aggregate number of shares of Common Stock that may be issued under the Option Plan by 137,500 shares. The Board of Directors believes that the Option Plan has played, and will continue to play, a major role in enabling the Company to attract and/or retain certain officers, directors and other key employees. Options granted to such individuals through the Option Plan provide personnel with long-term incentives that are consistent with the Company's compensation policy of providing compensation that is closely related to the performance of the Company. As of December 31, 1998, XX of the options available for grant under the Option Plan had been granted, leaving XX available for grant. To allow the Company to continue to obtain the benefit of incentives available under the Option Plan, the Company's Board of Directors has adopted and recommended for submission to the shareholders for their ratification a proposal to increase the number of shares that may be issued upon the exercise of options granted under the Option Plan. The Board of Directors considers the Option Plan typical of comparable plans commonly utilized by technology companies in the Silicon Valley area, and the Option Plan is described in greater detail below.

     This authorization requires the affirmative vote of the holders of a majority of the shares of Common Stock represented in person or by proxy at the Meeting. Abstentions will be counted toward the number of shares represented and voted at the Meeting. Broker non-votes will be disregarded.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE
AUTHORIZATION TO INCREASE THE NUMBER OF SHARES ISSUABLE UNDER THE COMPANY'S STOCK OPTION PLAN.

DESCRIPTION OF THE 1995 STOCK OPTION PLAN

     HISTORY. The Stock Option Plan was adopted by the Company's Board on December 20, 1995; amended on December 18, 1996 and December 8, 1997 by the Board; and in each case was ratified by the Company's shareholders at the following annual meeting.

     PURPOSE. The purpose of the Stock Option Plan is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of the Company by offering them an opportunity to participate in the Company's future performance.

     PLAN ADMINISTRATION. The Stock Option Plan is administered by the Board or by a committee of at least two directors appointed by the Board. The committee consists of "outside" directors as that term is defined pursuant to
Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). References herein to the "Board" mean the committee appointed by the Board unless clearly indicated to the contrary.

     Except as otherwise limited by the Stock Option Plan, the Board determines the optionees, the number of shares subject to each option, the exercise prices, the exercise periods, the vesting schedules and the dates of grants. The Board has granted to the Company's CEO the authority to grant options to all eligible persons other than executive officers. Each option granted pursuant to the Stock Option Plan is evidenced by a Stock Option Grant (the "Grant") issued by the Company and a Stock Option Exercise Notice (the "Exercise Notice") completed at the time of option exercise.

     The Board has the authority to construe and interpret any provision of the Stock Option Plan, and such interpretations are binding on the Company and the employees. The Board does not receive any compensation for administering the Stock Option Plan.

     ELIGIBILITY. All officers, directors, employees, independent contractors, advisors and consultants of the Company or any parent, subsidiary or affiliate of the Company are eligible to receive option grants under the Stock Option Plan (provided that, in the case of independent contractors, advisors and consultants, such persons render bona fide services to the Company). As of December 31, 1998, there were approximately XX persons eligible to receive awards of stock options under the Stock Option Plan. No "Named Executive Officer" as that term is defined under Item 402(a)(3) of Regulation S-K promulgated under the Securities Act of 1933, as amended (the "Securities Act") and the Exchange Act is eligible to receive more than 200,000 shares of Common Stock at any time during the term of the Stock Option Plan.

     TYPE OF OPTION.  Both incentive stock options ("ISOs"), as defined in
Section 422 of the Code, and non-qualified stock options ("NQSOs") may be granted under the Stock Option Plan. The Stock Option Plan limits the aggregate fair market value (determined as of the time the option is granted) of the shares with respect to which ISOs are exercisable for the first time by the optionee during any calendar year to not more than $100,000. There is no similar limit on NQSOs granted under the Stock Option Plan.

TERMS OF THE OPTIONS.

     - VESTING. Options under the Stock Option Plan generally become exercisable, subject to vesting, or vest on a monthly basis over a fifty-month period.

     - EXPIRATION DATE. Options granted under the Stock Option Plan may be exercisable, subject to vesting, for up to ten years after the option grant date, except that an ISO granted to a person owning ten percent or more of the total combined voting power of all classes of stock of the Company or of any parent or subsidiary of the Company (a "Ten Percent Shareholder") must be exercised within five years of the option grant date.

     - EXERCISE PRICE. Each Grant states the exercise price of the option. The exercise price of an option granted under the Stock Option Plan must be equal to the fair market value per share of the Company's Common Stock on the date of grant, except that NQSOs may be granted with an exercise price equal to or greater than 85% of the fair market value of the Company's Common Stock on the date of grant. The exercise price of an option granted to a Ten Percent Shareholder must be at least equal to 110% of the fair market value per share on the date of the grant. The Board determines such fair market value on the date of grant based upon the closing price of the Company's Common Stock on the Nasdaq National Market on the date of grant.

     - OPTION EXERCISE AND PAYMENT ALTERNATIVES. To exercise an option, the optionee must deliver to the Company an executed Exercise Notice and full payment for the shares being purchased. Payment may be made: (i) in cash; (ii) by surrender of fully paid shares of the Company's Common Stock; (iii) where permitted by applicable law and approved by the Board, by tender of a full recourse promissory note having such terms as determined by the Board; (iv) by waiver of compensation due or accrued to an optionee for services rendered; (v) by cancellation of indebtedness of the Company to the optionee; (vi) through a "same day sale"; (vii) through a "margin commitment"; or (viii) through any combination of the foregoing where approved by the Board.

     - NONTRANSFERABILITY OF OPTIONS. Options granted under the Stock Option Plan may not be transferred by the optionee other than by will or by the laws of descent and distribution. During the lifetime of an optionee, options may be exercised only by the optionee or his or her legal representative.

     - TERMINATION OF EMPLOYMENT. If an optionee's employment or other association with the Company is terminated for any reason other than death or disability, any outstanding option, to the extent that it was exercisable on the date of such termination, may be exercised by the optionee within thirty days after such termination, but in no event later than the expiration of the option. If an optionee's association with the Company is terminated because of the optionee's death or disability within the meaning of Section 22(e)(3) of the Code, any outstanding option, to the extent that it was exercisable on the date of such termination, may be exercised by the optionee, (or optionee's legal representative or authorized assignee) within twelve months after such termination, but in no event later than the expiration of the option. Neither the Stock Option Plan nor any Grant impose any obligation on the Company to continue an optionee's employment or other association with the Company.

     - MODIFICATION AND ADJUSTMENT OF OPTIONS. If the number of outstanding shares of Common Stock of the Company is changed by a stock dividend, stock split, reverse stock split, combination, reclassification or similar change in the capital structure of the Company without consideration, the number of shares of Common Stock available for option grants under the Stock Option Plan and the number of shares and the exercise price per share for each outstanding option will be proportionately adjusted, subject to any required action by the Board or shareholders of the Company.

     - CHANGE IN CONTROL. In the event of a transaction in which the Company is not the surviving corporation (or a merger in which the Company is the surviving corporation but after which the shareholders of the Company immediately prior to the merger cease to own their shares in the Company) and the successor corporation does not assume the options or substitute equivalent options, the outstanding options under the Stock Option Plan will expire upon the consummation of such event at such times and on such conditions as the Board determines.

     - AMENDMENTS AND TERMINATION. The Board may amend or terminate the Stock Option Plan at any time and in any respect, including modifying the form of the Grant or the Exercise Notice, except that no amendment of the Stock Option Plan may adversely affect any outstanding option or unexercised portion thereof without the optionee's written consent. The Stock Option Plan will continue in effect until December 2005, subject to earlier termination by the Board of Directors.

FEDERAL INCOME TAX INFORMATION

THE FOLLOWING IS A GENERAL SUMMARY AS OF THE DATE OF THIS PROXY STATEMENT OF THE FEDERAL INCOME TAX CONSEQUENCES TO THE COMPANY AND PARTICIPANTS UNDER THE STOCK OPTION PLAN. THE FEDERAL TAX LAWS MAY CHANGE AND THE FEDERAL, STATE AND LOCAL TAX CONSEQUENCES FOR ANY PARTICIPANT WILL DEPEND UPON HIS OR HER INDIVIDUAL CIRCUMSTANCES. EACH PARTICIPANT HAS BEEN AND IS ENCOURAGED TO SEEK THE ADVICE OF A QUALIFIED TAX ADVISOR REGARDING THE TAX CONSEQUENCES OF PARTICIPATION IN THE STOCK OPTION PLAN.

     - INCENTIVE STOCK OPTIONS. A participant will recognize no income upon grant of an ISO and incur no tax on its exercise (unless the participant is subject to the alternative minimum tax ("AMT")). If the participant holds the stock acquired upon exercise of an ISO (the "ISO Shares") for more than one year after the date the option was exercised and for more than two years after the date the option was granted, the participant generally will realize long-term capital gain or loss (rather than ordinary income or loss) upon disposition of the ISO Shares. This gain or loss will be equal to the difference between the amount realized upon such disposition and the amount paid for the ISO Shares.

     - If the participant disposes of ISO Shares prior to the expiration of either required holding period (a "disqualifying disposition"), the gain realized upon such disposition, up to the difference between the fair market value of the ISO Shares on the date of exercise (or, if less, the amount realized on a sale of such shares) and the option exercise price, will be treated as ordinary income. Any additional gain will be long-term or short-term capital gain, depending on the amount of time the ISO Shares were held by the participant.

     - ALTERNATIVE MINIMUM TAX. The difference between the fair market value of the ISO Shares on the date of exercise and the exercise price is an adjustment to income for purposes of the AMT. The AMT (imposed to the extent it exceeds the taxpayer's regular tax) is 26% of an individual taxpayer's alternative minimum taxable income (28% in the case of alternative minimum taxable income in excess of $175,000). Alternative minimum taxable income is determined by adjusting regular taxable income for certain items, increasing the income by certain tax preference items (including the difference between the fair market value of the ISO Shares on the date of exercise and the exercise price) and reducing this amount by the applicable exemption amount ($45,000 in case of a joint return, subject to reduction under certain circumstances).
          If a disqualifying disposition of the ISO Shares occurs in the same calendar year as exercise of the ISO, there is no AMT adjustment with respect to those ISO Shares. Also, upon a sale of ISO Shares that is not a disqualifying disposition, alternative minimum taxable income is reduced in the year of sale by the excess of the fair market value of the ISO Shares at exercise over the amount paid for the ISO Shares.

     - NONSTATUTORY STOCK OPTIONS. A participant will not recognize any taxable income at the time a NQSO is granted. However, upon exercise of a NQSO, the participant must include in income as compensation an amount equal to the difference between the fair market value of the shares on the date of exercise (or, in the case of exercise for stock subject to a substantial risk of forfeiture, at the time such forfeiture restriction lapses) and the participant's exercise price. In the case of stock subject to a substantial risk of forfeiture, if the optionee makes an 83(b) election, the included amount must be based on the difference between the fair market value on the date of exercise and the option exercise price. The included amount must be treated as ordinary income by the participant and may be subject to withholding by the Company (either by payment in cash or withholding out of the participant's salary). Upon resale of the shares by the participant, any subsequent appreciation or depreciation in the value of shares will be treated as capital gain or loss.

     - OMNIBUS BUDGET RECONCILIATION ACT OF 1993. The Omnibus Budget Reconciliation Act of 1993 provides that the maximum tax rate applicable to ordinary income is 39.6%. Long-term capital gain will be taxed at a maximum of 28%. For this purpose, in order to receive long-term capital gain treatment, the stock must be held for more than one year. Capital gains may be offset by capital losses and up to $3,000 of capital losses may be offset annually against ordinary income.

     - TAX TREATMENT OF THE COMPANY. The Company generally will be entitled to a deduction in connection with the exercise of a NQSO by a participant to the extent that the participant recognizes ordinary income. The

          Company will be entitled to a deduction in connection with the disposition of ISO Shares only to the extent that the participant recognizes ordinary income on a disqualifying disposition of the ISO Shares.

          ERISA. The Stock Option Plan is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA").

                                PROPOSAL NO. 3
           AUTHORIZATION TO INCREASE THE NUMBER OF SHARES ISSUABLE
                  UNDER THE COMPANY'S STOCK PURCHASE PLAN

     The Board of Directors has approved and recommends to the shareholders that they approve an amendment to the Company's 1990 Stock Purchase Plan (the "Purchase Plan") to increase the aggregate number of shares of Common Stock that may be issued under the Purchase Plan by 137,500 shares. The Board of Directors believes that the Purchase Plan has played, and will continue to play, a major role in enabling the Company to attract and/or retain certain officers, directors and other key employees. Shares purchased through the Purchase Plan provide personnel with long-term incentives that are consistent with the Company's compensation policy of providing compensation that is closely related to the performance of the Company. As of December 31, 1998, XX shares remain available for purchase under the Purchase Plan. To allow the Company to continue to obtain the benefit of incentives available under the Purchase Plan, the Company's Board of Directors has adopted and recommended for submission to the shareholders for their ratification a proposal to increase the number of shares that may be issued under the Purchase Plan. The Board of Directors considers the Purchase Plan typical of comparable plans commonly utilized by technology companies in the Silicon Valley area, and the Purchase Plan is described in greater detail below.

     This authorization requires the affirmative vote of the holders of a majority of the shares of Common Stock represented in person or by proxy at the Meeting. Abstentions will be counted toward the number of shares represented and voted at the Meeting. Broker non-votes will be disregarded.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE
AUTHORIZATION TO INCREASE THE NUMBER OF SHARES ISSUABLE UNDER THE COMPANY'S STOCK PURCHASE PLAN.

DESCRIPTION OF THE 1990 STOCK PURCHASE PLAN

HISTORY. The Stock Purchase Plan was adopted by the Board on June 19, 1990 and approved by the Company's shareholders on July 10, 1990. The number of shares of Common Stock reserved for issuance under the Stock Purchase Plan was increased from 30,000 to 65,000 in 1995. The Stock Purchase Plan is intended to qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code").

PURPOSE. The purpose of the Stock Purchase Plan is to provide employees of the Company, or any parent or subsidiary thereof, with a convenient means to acquire equity in the Company through payroll deductions, and to provide an incentive for continued employment.

ADMINISTRATION. The Stock Purchase Plan may be administered by the Company's Board of Directors (the "Board") or by a committee appointed by the Board. The Board is required to appoint such a committee unless a majority of the Board is ineligible to participate in any discretionary stock plans of the Company. The Stock Purchase Plan is currently administered by the compensation committee of the Board, which is comprised of individuals who are only eligible to receive options under the Directors' Plan pursuant to a non-discretionary formula. References herein to the "Board" mean the committee appointed by the Board unless clearly indicated to the contrary.

The Board has the authority to construe and interpret any provision of the Stock Purchase Plan and such interpretations are binding on the Company and its employees. Members of the Board do not receive any compensation for administering the Stock Purchase Plan.

ELIGIBILITY. All employees of the Company, or any parent or subsidiary thereof, are eligible to participate in the Stock Purchase Plan except the following: (i) employees who are not employed by the Company on the 15th day of the month before the beginning of an Offering Period (as defined below);
(ii) employees who are customarily employed for less than 20 hours per week;
(iii) employees who are customarily employed for less than 5 months in a calendar year; or (iv) employees who own or hold options to purchase or who, as a result of participation in the Stock Purchase Plan, would own stock or hold options to purchase stock possessing 5% or more of the total combined voting power or value of all classes of stock in the Company pursuant to
Section 425(d) of the Code.

TERMS OF THE STOCK PURCHASE PLAN

     - OFFERING PERIODS. Each offering of Common Stock under the Stock Purchase Plan is for a period of six months (the "Offering Period"). Offerings currently commence on April 1 and October 1 of each year, but the Board may change the timing and duration of an Offering Period without shareholder approval.

     - PAYROLL DEDUCTIONS. Employees participate in the Stock Purchase Plan during each Offering Period through payroll deductions. An employee sets the rate of such payroll deductions, which may not be less than 2% nor more than 10% of the employee's base salary or wages, bonuses, overtime and commissions, unreduced by the amount by which the employee's salary is reduced pursuant to Section 125 or 401(k) of the Code. Once enrolled, a participating employee will automatically participate in each succeeding Offering Period unless such employee withdraws from the Offering Period or the Stock Purchase Plan. After the rate of payroll deductions for an Offering Period has been set by an employee, that rate continues to be effective for the remainder of the Offering Period (and for all subsequent Offering Periods in which the employee is automatically enrolled) unless otherwise changed by the employee. The employee may increase or lower the rate of payroll deductions for any upcoming Offering Period, but may only lower the rate of payroll deductions during the current Offering Period. Not more than one change in rate of payroll deductions may be made effective during any one Offering Period.

     - PURCHASE PRICE. The purchase price of shares that may be acquired in any Offering Period under the Stock Purchase Plan is 85% of the lesser of (i) the closing fair market value of the shares on the day prior to the first day of the Offering Period or (ii) the closing fair market value of the shares on the last day of the Offering Period. The fair market value of the Common Stock on a given date is the closing sales price of the Common Stock as quoted on the Nasdaq SmallCap Market.

     - PURCHASE OF STOCK. The number of whole shares an employee may purchase in any Offering Period will be determined by dividing the total amount of payroll deductions withheld from the employee's salary during the Offering Period pursuant to the Stock Purchase Plan by the price for each share determined as described above.
          The purchase will take place automatically on the last day of the Offering Period. Any cash balance remaining in an employee's account following the purchase will be refunded to the employee as soon as practicable; however, any such cash balance representing a fractional share may be applied to the purchase of additional shares in the immediately succeeding Offering Period. No employee will be able to purchase more than (i) 200% of the number of shares determined by using 85% of the fair market value of a share of the Company's Common Stock on the Offering Date as the denominator or
          (ii) the maximum number of shares set by the Board.

     - WITHDRAWAL. An employee may withdraw from any Offering Period or from the Stock Purchase Plan. No further payroll deductions for the purchase of shares will be made for the succeeding Offering Period unless the employee enrolls in a new Offering Period in the same manner as for initial participation in the Stock Purchase Plan.

     - TERMINATION OF EMPLOYMENT. Termination of an employee's employment for any reason, including retirement or death, cancels his or her participation in the Stock Purchase Plan immediately. In such event, the payroll deductions credited to the employee's account will be returned to such employee or, in case of death, to the employee's legal representative.

     - ADJUSTMENT UPON CHANGES IN CAPITALIZATION. In the Board's sole discretion, the number of shares subject to any option, the number of shares issuable under the Stock Purchase Plan, and the price per share of Common Stock covered by outstanding options are subject to adjustment in the event of (i) a recapitalization of the Company's Common Stock, (ii) a reorganization, consolidation or merger of the Company, (iii) a rights offerings, or (iv) any other increase or decrease of the outstanding shares of the Company's Common Stock. In the event of a proposed dissolution or liquidation of the Company, or in the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, the Board may, in its sole discretion, give each employee the right immediately to exercise all or any part of the employee's outstanding options, including options that would not otherwise then be exercisable. If the Board does not give each employee the right to exercise all or any part of such employee's options in the context of a merger or sale of substantially all the assets of the Company, the successor corporation must assume each option under the Stock Purchase Plan or must substitute an equivalent option. In the event any change is made in the capital structure of the Company, such as a stock split or a stock dividend, which results in an increase or decrease in the number of shares of Common Stock outstanding without receipt of additional consideration by the Company, appropriate adjustment will be made by the Company in the number of shares available under the Stock Purchase Plan, the number of shares subject to outstanding options and in the purchase price per share, subject to any required action by the Board or shareholders of the Company.

FEDERAL INCOME TAX INFORMATION. The Stock Purchase Plan is intended to qualify as an "employee stock purchase plan" within the meaning of Section 423 of the Code.

THE FOLLOWING IS A GENERAL SUMMARY AS OF THE DATE OF THIS PROXY STATEMENT OF THE FEDERAL INCOME TAX CONSEQUENCES TO THE COMPANY AND EMPLOYEES PARTICIPATING IN THE STOCK PURCHASE PLAN. THE FEDERAL TAX LAWS MAY CHANGE AND THE FEDERAL, STATE AND LOCAL TAX CONSEQUENCES FOR ANY PARTICIPATING EMPLOYEE WILL DEPEND UPON HIS OR HER INDIVIDUAL CIRCUMSTANCES. EACH PARTICIPATING EMPLOYEE IS ENCOURAGED TO SEEK THE ADVICE OF A QUALIFIED TAX ADVISOR REGARDING THE TAX CONSEQUENCES OF PARTICIPATION IN THE STOCK PURCHASE PLAN.

TAX TREATMENT OF THE PARTICIPATING EMPLOYEE. Participating employees will not recognize income for federal income tax purposes either upon enrollment in the Stock Purchase Plan or upon the purchase of shares. All tax consequences are deferred until the employee sells the shares, disposes of shares by gift or dies.

If shares are held for more than one year after the date of purchase and more than two years from the beginning of the applicable Offering Period, or if the employee dies while owning the shares, the employee realizes ordinary income on a sale (or a disposition by way of gift or upon death) to the extent of the lesser of (i) 15% of the fair market value of the shares at the beginning of the Offering Period or (ii) the actual gain (the amount by which the market value of the shares on the date of sale, gift or death exceeds the purchase price). All additional gain upon the sale of shares is treated as long-term capital gain. If the shares are sold and the sale price is less than the purchase price, there is no ordinary income and the employee has a long-term capital loss for the difference between the sale price and the purchase price.

If the shares are sold or are otherwise disposed of including by way of gift (but not death, bequest or inheritance) within either the one-year or the two-year holding periods described above (a "disqualifying disposition"), the employee realizes ordinary income at the time of sale or other disposition taxable to the extent that the fair market value of the shares at the date of purchase is greater than the purchase price. This excess will constitute ordinary income (currently subject to withholding) in the year of the sale or other disposition even if no gain is realized on the sale or if a gratuitous transfer is made. The difference, if any, between the proceeds of sale and the fair market value of the shares at the date of purchase is a capital gain or loss. Capital gains may be offset by capital losses and up to $3,000 of capital losses may be used annually against ordinary income.

TAX TREATMENT OF THE COMPANY. The Company will be entitled to a deduction in connection with the disposition of shares acquired under the Stock Purchase Plan only to the extent that the employee recognizes ordinary income on a disqualifying disposition, unless it is notified to the contrary. In order to enable the Company to learn of disqualifying dispositions and ascertain the amount of the deductions to which it is entitled, participating employees are required to notify the Company in writing of the date and terms of any disposition of shares purchased under the Stock Purchase Plan.

ERISA. The Stock Purchase Plan is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974.

                               PROPOSAL NO. 4
               APPROVAL OF AMENDMENT TO COMPANY'S ARTICLES OF
                 INCORPORATION TO EFFECTUATE A NAME CHANGE

     In June 1998, the Company licensed certain technology and assets necessary to conduct its monitor business to Korea Data Systems America, Ltd. ("KDS") leaving the Company free to focus on its digital video software business. The brand name and trademark RADIUS was one of the assets so licensed because of its close association with monitors. Although the Company's corporate name was not transferred in this transaction and the Company retains the right to continue to refer to itself as "Radius Inc.", the Company has determined that it will be in the best interest of the Company to change its own name to reflect its new focus on digital video software and to avoid confusion with its historical business activities. After significant study with the assistance of professional advisors, management has recommended that the name be changed to "Digital Origin, Inc.". By approving this proposal, the shareholders will authorize the Board to amend the Company's articles of incorporation accordingly. The amendment to the Company's articles of incorporation will take the following form:
"Article I is replaced with a new Article I -- The name of this corporation is Digital Origin, Inc.."

     In August 1998, the Company amended the license under which the use of the RADIUS brand name by KDS, was authorized and agreed to sell the assets subject to the license to KDS. The sale of such assets is subject to certain contingencies in the discretion of KDS. If KDS elects to deem such contingencies satisfied and the purchase transaction closes, then the Company will be obligated to seek shareholder approval to change its corporate name to a name that does not include "Radius". The Board of Directors believes it to be in the best interest of the Company to change its name, in any event, to more closely reflect the Company's current business objectives.

     Management expects the formal implementation of the name change with the California Secretary of State to be completed by the end of March 1999 after shareholder approval; however, transitional uses of the "Radius" name by the Company may continue for several months in order to minimize the risk of customer confusion. There will be no adverse tax consequences associated with this name change. Implementation costs during fiscal year 1999 are not expected to be material. Even if this proposal is not approved by the shareholders or the transaction referred to above does not close, the Company expects to utilize this new name and variations of it as a brand name, to seek trademark protection for such names and to do business under such names in various jurisdictions for the reasons referred to above. Therefore, the Company is seeking approval of this name change.

     This authorization requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock. Abstentions and Broker non-votes will have the effect of a vote against this proposal.

THE BOARD RECOMMENDS A VOTE IN FAVOR OF PROPOSAL NO. 4.

                               PROPOSAL NO. 5
             RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Company has appointed Ernst & Young LLP as its independent auditors to perform the audit of the Company's financial statements for the 1999 fiscal year and the shareholders are being asked to ratify such appointment. Ernst & Young LLP has audited the Company's financial statements since the Company's inception. Representatives of Ernst & Young LLP will be present at the Meeting, will be given an opportunity to make a statement at the Meeting if they desire to do so and will be available to respond to questions.

     This ratification requires the affirmative vote of the holders of a majority of the shares of Common Stock represented in person or by proxy at the Meeting. Abstentions will be counted toward the number of shares represented and voted at the Meeting. Broker non-votes will be disregarded.

THE BOARD RECOMMENDS A VOTE IN FAVOR OF PROPOSAL NO. 5.

                            SECURITY OWNERSHIP OF
                   CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information known to the Company with respect to beneficial ownership of the Company's Common Stock as of September 30, 1998, for (i) each shareholder who is known by the Company to be the beneficial owner of more than 5% of the Company's Common Stock; (ii) the Named Executive Officers (defined below), (iii) each of the Company's directors, and (iv) all current directors and executive officers of the Company as a group. Shares of Common Stock beneficially owned include securities that can be acquired by such person within 60 days of September 30, 1998 upon the exercise of stock options or warrants or upon conversion of convertible securities.

                                   Amount and Nature of         Percent
Name of Beneficial Owner           Beneficial Ownership (1)     of Class
------------------------           ------------------------     --------

Ellenburg Group (2)                         404,990              7.33%

Charles W. Berger (3)                        89,833              1.63%

Michael D. Boich (4)                         16,557                  *

Mark Housley (5)                            132,000              2.39%

Jack Kirby (6)                                2,173                  *

Hank Morgan (7)                              42,000                  *

All current executive officers and          282,563              5.12%
directors as a group (six persons) (8)


* Less than one percent.

(1) Percentage ownership is based on 5,522,816 shares outstanding as of September 30, 1998. Unless otherwise indicated below, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable.

(2) Includes 5,000 shares of Common Stock issuable upon exercise of warrants at an exercise price of $10.00 per share until October 13, 2000. Messrs. Ellenburg, Karno, Epple and Edwards are the beneficial owners of 182,500, 182,500, 23,994 and 15,996 respectively of the Company's Common Stock, each filing a separate Form SC 13D with the Securities and Exchange Commission. All such persons may be deemed to constitute a "group" within the meaning of Section 13 (d) (3) of the Securities Exchange Act of 1934 because all of their acquisitions of shares of the Company's Common Stock were made pursuant to an option to purchase granted by Mitsubishi Electronics America, Inc. Mr. Epple is also the beneficial owner of 4,000 shares of the Company's Common Stock not purchased pursuant to such option and is not included in the amount of the Ellenburg Group. Mr. Ellenburg's address is 217 N. Missouri Avenue, Clearwater, FL 33755; Mr. Karno's address is 16255 Ventura Blvd. Suite 1200, Encino, CA 91436; Mr. Epple's address is 423 Cleveland Street, Clearwater, FL 33757; and Mr. Edwards' address is 217 North Missouri Avenue, Clearwater, FL 33755. Mr. Ellenburg shares voting and investment power with Ms. Tomczak.

(3) Represents 15 shares held by Mr. Berger as beneficial owner for his children, and 89,818 shares subject to options exercisable within 60 days of September 30, 1998.

(4) Represents 15,180 shares held by Mr. Boich, and 1,377 shares subject to an option exercisable within 60 days of September 30, 1998.

(5) Represents shares subject to options exercisable within 60 days of September 30, 1998.

(6) Represents shares subject to options exercisable within 60 days of September 30, 1998.

(7) Represents shares subject to options exercisable within 60 days of September 30, 1998.

(8)  Includes the shares described in 3 - 7 footnotes above.

                          EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth information concerning the compensation awarded to, earned by or paid for services rendered in all capacities to the Company during each of the fiscal years ended September 30, 1996, 1997 and 1998 by the Company's Chief Executive Officer, Chief Financial Officer and Senior Vice President of Operations (collectively, the "Named Executive Officers"). No other executive officer of the Company who held office at September 30, 1998, met the definition of "most highly compensated executive officer" within the meaning of the SEC's executive compensation disclosure rules.

                                                                                 Long-Term
                                          Annual Compensation                   Compensation
                        ----------------------------------------------------    ------------
                                                                                 Securities
Name and Annual         Fiscal                  Annual        Other Annual       Underlying     All Other ($)
Principal Position       Year     Salary($)     Bonus($)     Compensation($)     Options(#)     Compensation
------------------      ------    ---------     -------------------------------------------------------------
Mark Housley (1)        1998       180,000       70,625                           100,000         1,000
President, CEO and      1997       179,886       50,000            -              100,000         1,000
Chairman                1996

Henry V. Morgan (2)     1998       130,786       22,813            -               30,000         1,000
Senior Vice President   1997        86,548                                         50,000         1,000
and CFO                 1996

Steve Petracca (3)      1998        94,802       24,813            -                              1,000
Senior Vice President   1997        90,615                                         50,000         1,000
                        1996

(1)  Mr. Housley became President and CEO in August 1997.
(2) Mr. Morgan became CFO in February 1997 and resigned from this position in September 1998.
(3) Mr. Petracca became SVP in March 1997 and resigned from this position in March 1998.

STOCK OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth further information regarding individual grants of stock options pursuant to the Company's Stock Option Stock Option Plan during fiscal 1998 to each of the Named Executive Officers. In accordance with the rules of the Securities and Exchange Commission, the table sets forth the hypothetical gains or "option spreads" that would exist for the options at the end of their respective ten-year terms based on assumed annualized rates of compound stock appreciation of 5% and 10% from the dates the options were granted to the end of the respective option terms. Actual gains, if any, on option exercises are dependent on the future performance of the Company's Common Stock and overall market conditions. There can be no assurance that the potential realizable values shown in this table will be achieved.

                                         Individual Grants
                     ----------------------------------------------------------    Potential Realizable Value
                     Number of                                                      at Assumed Annual Rates
                     Securities                                                         of Stock Price
                     Underlying       % of Total                                    Appreciation for Option
                      Options      Options Granted                                       Terms ($)(1)
                      Granted      to Employees in      Exercise     Expiration      -------------------
Name                    (#)          Fiscal Year      Price ($/sh)      Date             5%          10%
--------------       ----------    ---------------    ------------   ----------          --          ---

Mark Housley          100,000 (2)       22.27%           $2.87        3/31/08         $180,807    $458,201
Henry V. Morgan        30,000 (2)        6.68%           $2.87        3/31/08          $54,242    $137,460


(1) The potential realizable value is calculated based on the term of the option at its time of grant, compounded annually. It is calculated by assuming that the stock price on the date of grant appreciates at the indicated annual rate, compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated stock price. These amounts are net of exercise prices. The assumed rates of appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of future Common Stock prices. Actual gains, if any, on option exercises are dependent on future performance of the Company's Common Stock and overall market conditions. There can be no assurance that the potential realizable values shown in this table will be achieved.

(2) These stock options were granted with an exercise price equal to the closing fair market value of the Company's Common Stock on the date of grant. These options became exercisable at the rate of 4% per month of the total shares beginning in March 1998. These options lapse within 30 days after the termination of the applicable employment, director or consulting relationships with the Company.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

     The following table shows the number of shares of Common Stock represented by outstanding stock options held by each Named Executive Officer as of September 30, 1998 and the value of such options based on the last sales price of the Company's Common Stock on October 3, 1998 (the last trading day prior to the end of fiscal 1998), which was $0.969.

                                                       Number of Securities          Value of Unexercised
                                                      Underlying Unexercised         In-the-Money Options
                                                   Options at Fiscal Year-end (#)   at Fiscal Year-end ($)
                                                   ------------------------------   ----------------------

                      Shares Acquired        Value         Exercisable/                 Exercisable/
Name                   On Exercise (#)    Realized ($)    Unexercisable                Unexercisable
----                  ----------------    ------------    -------------                -------------
Mark Housley [update]       -                  -          116,000/84,000                    0/0

Henry V. Morgan             -                  -             42,000/0                       0/0


EMPLOYMENT AGREEMENTS

     The Company and Mark Housley, the Company's Chairman, CEO and President, entered into an employment relationship by letter dated December 20, 1996 that provides for at will employment until either party terminates the relationship with or without cause. Initial base compensation is $200,000 per year with a target bonus of up to $100,000, unless increased by the Compensation Committee of the Board. Mr. Housley was also granted an option to purchase 100,000 shares of the Company's Common Stock at an exercise price of $5.31 per share, the fair market value on the date of grant.

            BOARD OF DIRECTORS AND COMPENSATION COMMITTEE REPORT
                         ON EXECUTIVE COMPENSATION

     THIS SECTION IS NOT "SOLICITING MATERIAL," IS NOT DEEMED FILED WITH THE SEC AND IS NOT TO BE INCORPORATED BY REFERENCE IN ANY FILING OF THE COMPANY UNDER THE SECURITIES ACT OR THE EXCHANGE ACT WHETHER MADE BEFORE OR AFTER THE DATE HEREOF AND IRRESPECTIVE OF ANY GENERAL INCORPORATION LANGUAGE CONTAINED IN ANY SUCH FILING.

     During the 1998 fiscal year, final decisions regarding executive compensation were made by the Compensation Committee (the "Committee"). The Committee currently consists of Messrs. Boich and Berger. The Board is currently composed of four independent non-employee directors and one employee director. Although Mr. Housley is a member of the Board, he does not participate in deliberations that relate to his own compensation.

GENERAL COMPENSATION POLICY

     The Committee establishes the general compensation policies for the Company's executive officers and typically reviews base salary levels, option levels and target bonuses for the executive officers of the Company. The Board has delegated to the Committee the authority to grant stock options to the Company's executive officers and has delegated to the Company's Chief Executive Officer ("CEO") the authority to grant stock options to employees other than executive officers.

     When establishing salaries, bonus levels and stock option awards for executive officers, the Committee considers: (1) the Company's financial performance during the past year and recent quarters, (2) the individual's performance during the past year and recent quarters, and (3) the salaries of executive officers in similar positions in companies of comparable size within the computer industry. With respect to executive officers other than the CEO, the Committee places considerable weight upon the recommendation of the CEO. The method for determining compensation varies from case to case based on a discretionary and subjective determination of what is appropriate at the time. Also, for fiscal 1998, debt and expense reduction as well as the maximum utilization of assets was given significant consideration in determining compensation in addition to the other factors referred to above.

     The Committee reviews available executive compensation sample data for similar companies within the computer industry. The companies included in the sample data included companies present in the NASDAQ (US) Index and the Hambrecht & Quist Technology Index (used for purposes of the returns data presented in the "Performance Graph" below), but the sample was not intended to correlate with either of these indices. The Committee assessed this data in reviewing executive officer salaries. For the 1998 fiscal year, base salaries have been set somewhat below market, while targeted bonuses have been set at market in order to emphasize Company performance. Moreover, during fiscal 1998 the Named Executive Officers and four vice presidents elected to reduce their base salaries by ten percent from the fiscal 1997's rates.

     The Committee believes that the compensation of the Company's executive officers also should be significantly influenced by the Company's performance. Accordingly the Company's practice has been to make additional compensation in the form of bonuses and options available for each executive contingent upon corporate performance. Specifically, corporate performance determines bonus payments made to executive officers as bonuses are based on achieving corporate financial objectives. Additional bonuses may also be granted in recognition of outstanding individual performance. In each case, targeted bonuses are established by the Committee in its discretion.

     Significant stock options are granted to the Company's executives in order to provide appropriate long term financial incentives and to align the interests of the executives with the shareholders. The Committee does not set specific target levels for options granted to Named Executive Officers or for the CEO. Initial option grants are awarded to executives when they first join the Company. Initial option grants are normally larger than subsequent option grants in order to incent the executive to join the Company by participating in the Company's long term success. Subsequent option grants are awarded from time to time depending on the executive's particular circumstances such as a significant change in responsibilities, superior performance, or the number of unvested options then held by the executive. The number of stock option awards is based on a discretionary and subjective determination by the Committee based on the foregoing factors and does not necessarily take into account options granted by comparably sized peer companies. The relative importance of these factors varies from case to case based on a discretionary and subjective determination by the Committee of what is appropriate at the time. In fiscal 1998, the primary factor considered in granting options to executive officers was contribution to debt and expense reduction as well as contribution to maximizing the utilization of all assets.

FISCAL YEAR 1998 EXECUTIVE COMPENSATION

     For the 1998 fiscal year, the Committee and the CEO reviewed data collected by Radford Associates in evaluating base salaries for executive officers. Base salaries for the Company's executives for the 1998 fiscal year were determined based upon these surveys, the compensation policies described above and the CEO's recommendations.

     The Company's executive officer bonus plan for the 1998 fiscal year (the "1998 Executive Plan") provided for a target bonus of fifty percent of base salary for vice presidents with payments to be made semi-annually based on the Company's attainment of operating income goals. Bonus payments were contingent on achieving at least eighty percent of these financial goals. In the event the Company exceeded its financial goals, payments would exceed target amounts.

     The Company establishes its financial goals in conjunction with its normal fiscal year planning process. The specific financial goals established by the Company are confidential commercial and business information. Based on the Company's financial goals, a bonus pool was established on a semi-annual basis. The size of the semi-annual bonus pool was dependent on whether or not the Company achieved at least eighty percent of its financial goals.

     During the first half of fiscal year 1998, the operating income goals were exceeded and commensurate bonuses were paid. No plan bonuses were paid for the second half of fiscal year 1998, as operating income goals were not met. However, two vice presidents received discretionary bonuses of $15,000 each in recognition of extraordinary efforts on specific tasks.

     In March 1998, the Company granted incremental stock options to its Chief Financial Officer and four vice presidents. See "Stock Option Grants in the Last Fiscal Year" above.

CEO COMPENSATION

     Mr. Housley was hired by the Company pursuant to an Employment Agreement in December 1996 that provides for a base salary of $200,000. Pursuant to his Employment Agreement, Mr. Housley's target bonus for the 1998 fiscal year remained $100,000, to be paid in semi-annual installments. First half bonus payments of $70,625 were paid to Mr. Housley based on achieving operating income goals. No second half plan bonus was paid in light of the Company's inability to achieve its targeted operating income goals, however, Mr. Housley received a discretionary bonus of $30,000 in recognition of extraordinary efforts on specific tasks. In March 1998, the Company granted incremental stock options to Mr. Housley. See "Stock Option Grants in the Last Fiscal Year" above.

COMPLIANCE WITH SECTION 162 OF THE INTERNAL REVENUE CODE OF 1986 AND SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     The Omnibus Budget Reconciliation Act of 1993 added Section 162(m) to the Internal Revenue Code. Section 162(m) limits deductions for certain executive compensation in excess of $1 million. Certain types of compensation are deductible only if performance criteria are specified in detail, and payments are contingent on shareholder approval of the compensation arrangement. The Company believes that it is in the best interests of its shareholders to structure its compensation plans to achieve maximum deductibility under Section 162(m) with minimal sacrifices in flexibility and corporate objectives.

     The Company will comply with the requirements of Section 162(m) of the Code for all cash-based compensation and stock option grants made during the 1998 fiscal year. The Company is submitting to shareholders at its 1999 Annual Meeting a proposal to amend the 1995 Stock Option Plan which is in compliance with Section 162(m).

     With respect to non-equity compensation arrangements, the Committee has reviewed the terms of those arrangements most likely to be subject to Section 162(m) and believes that at this time no changes are necessary. The Committee will continue to monitor this situation and will take appropriate action if and when it is warranted. Since corporate objectives may not always be consistent with the requirements for full deductibility, it is conceivable that the Company may enter into compensation arrangements in the future under which payments are not deductible under Section 162(m); deductibility will not be the sole factor used by the Committee in ascertaining appropriate levels or modes of compensation.

     Section 16 (a) of the Securities Exchange Act of 1934 (as amended) requires that the Company's officers, directors and ten percent or greater shareholders file reports of changes in ownership of the Company's securities with the SEC. To the Company's knowledge, all such required reports were timely filed for fiscal year 1998.

BOARD OF DIRECTORS                     COMPENSATION COMMITTEE
Charles W. Berger                      Michael D. Boich
Michael D. Boich                       Charles W. Berger
John C. Kirby
Henry V. Morgan
Mark Housley

PERFORMANCE GRAPH

     The Securities and Exchange Commission requires a comparison on an indexed basis of cumulative total shareholder return for the Company, a relevant broad equity market index and a published industry or line-of-business index. Cumulative total shareholder return represents share value appreciation assuming the investment of $100 in the Common Stock of the Company and each of the other indexes in July 1990, and reinvestment of all dividends. The Common Stock of the Company is traded on the Nasdaq SmallCap Market. Set forth below is a graph comparing cumulative total shareholder return on the Company's Common Stock, the NASDAQ(US) Index and the Hambrecht & Quist Technology Index.




                                   [GRAPH]




     THIS SECTION IS NOT "SOLICITING MATERIAL," IS NOT DEEMED FILED WITH THE SEC AND IS NOT TO BE INCORPORATED BY REFERENCE IN ANY FILING OF THE COMPANY UNDER THE SECURITIES ACT OR THE EXCHANGE ACT WHETHER MADE BEFORE OR AFTER THE DATE HEREOF AND IRRESPECTIVE OF ANY GENERAL INCORPORATION LANGUAGE CONTAINED IN ANY SUCH FILING.

                             CERTAIN TRANSACTIONS

     The Company has entered into indemnity agreements with certain officers and directors which provide, among other things, that the Company will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements the officer or director may be required to pay in actions or proceedings which the officer or director is or may be made a party by reason of the officer's or director's position with the Company, and otherwise to the full extent permitted under California law and the Company's By-laws.

     On November 23, 1998, the Company acquired certain software and other intangible property from Post Digital Software, Inc. for (i) an initial payment of $50,000, (ii) earnout payments equal to at least $50,000 but not exceeding $700,000 based on subsequent sales of the Company's digital video products incorporating such software and (iii) a warrant to purchase up to 50,000 shares of the Company's Common Stock at an exercise price of $1.50 per share. The warrant is exercisable over a four year period beginning on May 1, 1999. Thereafter, the warrant can be exercised for up to 12,000 shares plus an additional 2,000 shares for each full month that transpires, up to a total of 50,000 shares on December 1, 2000. Stephen Manousos, a candidate for election to the Company's Board of Directors, is a principal shareholder, officer and director of Post Digital Software, Inc. Post Digital Software, Inc. is in the process of winding up its business.

     The Company believes that all of the transactions set forth above were made on terms no less favorable to the Company than could have been obtained from unaffiliated third parties. All future transactions between the Company and its officers, directors and principal shareholders and their affiliates will be approved by a majority of the Board of Directors, including a majority of the independent and disinterested directors of the Board of Directors, and will be on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

                SHAREHOLDER PROPOSALS FOR 1999 ANNUAL MEETING

     Proposals of shareholders intended to be included in the Company's Proxy Statement and form of proxy relating to the Company's 2000 Annual Meeting of Shareholders must be received at the Company's principal executive office by September 12, 1999.

                                OTHER BUSINESS

     The Board does not presently intend to present matters other than the foregoing for action by the shareholders at the Meeting, and, so far as is known to the Board, no matters are to be brought before the Meeting except as specified in the notice of the Meeting. As to any business that may properly come before the Meeting, however, it is intended that proxies, in the form accompanying this Proxy Statement, will be voted in the respect thereof in accordance with the judgment of the persons voting such proxies.


                                       By Order of the Board of Directors



                                       Mark Housley
                                       Chairman and Chief Executive Officer

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN AND DATE THE ACCOMPANYING PROXY AND RETURN IT PRIOR TO THE MEETING IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

                                 APPENDIX A

                                 RADIUS INC.
                   ADDITIONAL INFORMATION FOR SHAREHOLDERS


CONTENTS                                                                  PAGE
--------                                                                  ----

Business of the Company

Selected Financial Data

Management's Discussion and Analysis of Financial Condition and Results of Operations

Consolidated Financial Statements

Market for Radius Inc.'s Common Equity and Related
Shareholder Matters

Executive Officers and Directors

Form 10K (to be appended to the Final Proxy)

                       EXECUTIVE OFFICERS AND DIRECTORS


    NAME                          POSITION
    ----                          --------

Mark Housley          Chairman of the Board of Directors
                      and Chief Executive Officer

Henry V. Morgan       Director, Secretary

Steven Petracca       Senior Vice President (resigned)

Charles W. Berger     Director (President and CEO of Imgis, Inc.)

Michael D. Boich      Director (President and CEO of Rendition, Inc.)

John C. Kirby         Director



                                  FORM 10K

     The Company will provide without charge to any shareholder upon request a copy of the Company's Annual Report of Form 10K. Such written request should be made to:

                                 Radius Inc.
                             Investor Relations

         460 East Middlefield Road, Mountain View, California 94043

                                RADIUS INC.

                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
                              FEBRUARY 26, 1999

       THIS PROXY IS SOLICITED ON BEHALF OF THE COMPANY'S BOARD OF DIRECTORS

     The undersigned hereby appoints Mark Housley and Henry V. Morgan, or either of them, each with power of substitution, to represent the undersigned at the Annual Meeting of Shareholders of Radius Inc. (the "Company") to be held at 460 East Middlefield Road, Mountain View, California 94043 on February 26, 1999, at 11:00 a.m., P.D.T., and any adjournment or postponement thereof, and to vote the number of shares the undersigned would be entitled to vote if personally present at the meeting on the following matters:

                                                              ----------------
                                                              See Reverse Side
                                                              ----------------

                                                      Please mark
                                                      your votes as / X /
                                                      indicated in
                                                      this example


        --------------  --------------- --------------
        ACCOUNT NUMBER       COMMON       PREFERRED


     The Board of Directors recommends a vote FOR all of the nominees and FOR each of the Proposals.
                                          for all nominees,
                                 for all     except the       withhold authority
                                nominees  following nominees:  for all nominees
1. Election of Directors           / /           / /                 /  /
   Nominees:  Charles W. Berger,
   Michael D. Boich, Mark Housley,
   Henry V. Morgan, John C. Kirby,
   Stephen Manousos

                                           FOR     AGAINST      ABSTAIN
2. AUTHORIZATION TO INCREASE THE NUMBER OF / /       / /          / /
   SHARES ISSUABLE UNDER THE COMPANY'S
   STOCK OPTION PLAN

                                           FOR     AGAINST      ABSTAIN
3. AUTHORIZATION TO INCREASE THE NUMBER OF / /       / /          / /
   SHARES ISSUABLE UNDER THE COMPANY'S
   STOCK PURCHASE PLAN

                                           FOR     AGAINST      ABSTAIN
4. AMENDMENT OF ARTICLES OF                / /       / /          / /
   INCORPORATION TO EFFECTUATE A
   NAME CHANGE

                                           FOR     AGAINST      ABSTAIN
5. RATIFICATION OF THE APPOINTMENT OF     / /       / /          / /
   ERNST & YOUNG LLP AS THE COMPANY'S
   INDEPENDENT AUDITORS

                                     THIS PROXY WILL BE VOTED AS DIRECTED. IN
                                     THE ABSENCE OF DIRECTION, THIS PROXY WILL
                                     BE VOTED FOR the nominees listed and FOR each of THE PROPOSALS.

                                     In their discretion, the proxies are
                                     authorized to vote upon such other
                                     business as may properly come before the meeting or any adjournment or postponement thereof to the extent authorized by Rule 14a-4(c) promulgated by the Securities and Exchange Commission.

                                     THIS PROXY IS SOLICITED ON BEHALF OF THE
                                     BOARD OF DIRECTORS OF THE COMPANY.

                                     WHETHER OR NOT YOU EXPECT TO ATTEND THE
                                     MEETING, PLEASE COMPLETE, DATE, SIGN AND
                                     PROMPTLY RETURN THIS PROXY IN THE
                                     ENCLOSED, POSTAGE-PAID ENVELOPE SO THAT
                                     YOUR SHARES MAY BE REPRESENTED AT THE
                                     MEETING.


     Signature(s)                                         Dated:          , 1999
                 ----------------------------------------       ---------

Please sign exactly as your name(s) appear(s) on your stock certificate. If shares are held of record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign the proxy. If shares of stock are held of record by a corporation, the proxy should be executed by the president or vice president and the secretary or assistant secretary. Executors, administrators or other fiduciaries who execute the above proxy for a deceased shareholder should give their full title. Please date the proxy.